Exhibit 10.6

                               MARKETING AGREEMENT

         THIS AGREEMENT made and entered into this 5th day of January 2004, by and between The Cervelle Group, a Delaware LLC, hereinafter referred to as "Cervelle" and Peabodys Coffee, Inc. hereinafter referred to as "Company".

         WITNESSETH:

         For and in consideration of the mutual promises and covenants contained herein the parties hereto agree as follows:

         1. ENGAGEMENT. Company hereby hires and engages Cervelle as an independent contractor on a non-exclusive basis; and, Cervelle does hereby accept engagement as an independent contractor by the Company upon the terms and conditions hereinafter set forth.

         2. TERM. The term of this Agreement shall be from the January 5th 2004, to the 180th day from the effective date of this Agreement.

         3. DUTIES AND OBLIGATIONS OF CERVELLE. Cervelle shall have the following duties and obligations under this Agreement:

                  3.1. Establish financial public relations methodology designed to increase awareness of the Company within the investment community.

                  3.2. Assist the Company in the implementation of its business plan and in accurately disseminating information to the market place, which information has been provided by the Company.

                  3.3. To expose the Company to a broad network of active retail brokers, financial analysts, institutional fund managers, private investors and active financial newsletter writers.

                  3.4 Assist the Company in the preparation of all press releases and coordinate the release of such releases with the Company.

ALL OF THE FOREGOING CERVELLE PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, DUE DILIGENCE REPORTS, CORPORATE PROFILE, FAX SHEETS, AND QUARTERLY NEWSLETTERS, SHALL BE PREPARED BY CERVELLE FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY PRIOR TO DISSEMINATION BY CERVELLE.

4. CERVELLE'S COMPENSATION. Company hereby covenants and agrees to pay, total compensation to Cervelle as follows:

         o 33,333 unrestricted free trading shares of Peabodys Coffee Inc. (OTCBB: PBDY) per month for the duration of the Agreement.

         o        50,000 shares of rule144 restricted stock of stock symbol
                  PBDY.


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5  CERVELLE'S  EXPENSES  AND  COSTS.  Company  shall pay all costs and  expenses incurred by Cervelle, its directors, officers, employees, and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding Cervelle's general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided, all cost and expense items in excess of $500.00 are approved by the Company prior to Cervelle's incurrence of the same:

              5.1. Travel expenses, including, but limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company. (If requested)

              5.2. Seminars, expositions, money and investment shows.

              5.3. Radio and television time and print media advertising costs.

              5.4. Subcontract fees and costs incurred in preparation of research reports.

              5.5. Cost of on site due diligence meetings.

              5.6. Printing and publication costs of brochures and marketing materials.

              5.7. Printing and publication costs of Company annual reports.

              5.8. Postage on all packages mailed.

              5.9. Conference Calls set up by company and Agreed to by Client.

Company shall pay to Cervelle all costs and expenses incurred with ten (10) days of receipt of Cervelle's written invoice for the same.

         6. COMPANY'S DUTIES AND OBLIGATIONS. Company shall have the following duties and obligations under this Agreement.

                  6.1. Cooperate fully and timely with Cervelle so as to enable Cervelle to perform its obligations under this Agreement.

                  6.2. Within one (1) day of the date of execution of this Agreement to deliver to Cervelle a complete due diligence package on the Company including all the Company's filings with Securities and Exchange Commission within the last twelve months, the last twelve months of press releases on the Company and all other relevant materials, including but not limited to corporate reports, brochures, and the like; a list of the names of addresses of all the Company's shareholders known to the Company; and, a list of the brokers and market makers in the Company's securities and which have been following the Company.



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

                  6.3 The Company will provide Cervelle with weekly DTC reports by 5:00 PM every Tuesday starting on the first Tuesday after the execution of the Agreement ending the first Tuesday after the termination of the Agreement.

                  6.4. The Company will act diligently and promptly in reviewing materials submitted to it from time to time by Cervelle and to inform Cervelle of any inaccuracies contained therein prior to the dissemination of such materials.

                  6.5. Immediately give written notice to Cervelle of any change in its financial condition or in the nature of its business or operations which had or might have an adverse effect on its operations, assets, properties or prospects of its business.

                  6.6. Immediately pay all costs and expenses incurred by Cervelle under the provisions of this Agreement when presented with invoices for the same by Cervelle.

                  6.7. Give full disclosure of all material facts concerning the Company to Cervelle and to up date such information on a timely basis.

                  6.8. Promptly pay the compensation due Cervelle under the provisions of this Agreement.

         7. NONCIRCUMVENTION. Company, its officers, directors, employees, agents, and affiliates agree, upon Cervelle's disclosure and/or introduction to brokers, investment bankers, institutional fund managers, financial analysts, accredited investors, financial publicist, financial public relations firms and the like, not to circumvent, avoid, bypass, or obviate, directly or indirectly, Cervelle's rights under this Agreement.

         8. NONDISCLOSURE. Except as may be required by law, Company, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without Cervelle's expressed written consent; provided, however, Cervelle consents to the inclusion of this Agreement as an exhibit to the Form SB-2 Registration Statement registering the shares set forth in Section 4 above.

         9. COMPANY'S DEFAULT. In the event of any default in the payment of Cervelle's compensation to be paid to it pursuant to this Agreement, or any other charges or expenses on the Company's part to be paid or met, or any part or installment thereof, at the time and in the manner herein prescribed for the payment thereof and as when the same becomes due and payable, and such default shall continue for five (5) days; and such default shall continue for five (5) days after Cervelle has given Company written notice thereof, or if a petition in bankruptcy is filed by the Company, or if the Company is adjudicated of bankrupt, or if the Company shall compound its debts or assign over its assets or its effects for the payments thereof, or if a receiver shall be appointed of the Company's property, then upon the happening of any of such events, Cervelle shall have the right, at its option, forthwith or there after to accelerate all compensation, costs and expenses due or coming due hereunder and to recover the same from the Company by suit or otherwise; and further, to terminate this Agreement. The Company covenants and agrees to pay all reasonable attorney fees, paralegal fees, costs and expenses of Cervelle, including court costs, (including such attorney fees, paralegal fees, costs and expenses incurred on appeal) if Cervelle employs an attorney to collect the aforesaid amounts or to enforce other rights of provided for in this Agreement in the event of any default as set forth above and the same shall be payable regardless of whether collection or enforcement is effected by suit or otherwise. Further, until Cervelle has received the initial monthly amount(s) Cervelle shall not be required to commence performing hereunder.



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         10. COMPANY'S  REPRESENTATIONS  AND WARRANTIES.  Company represents and warrants to Cervelle for the purpose of inducing Cervelle to enter into and consummate this Agreement as follows:

                  10.1. Company has the power and authority to execute, deliver and perform this Agreement.

                  10.2. The execution and delivery by the Company of this Agreement has been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any person is required for the Company's execution and delivery of this Agreement.

                  10.3. This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to the effect to any applicable bankruptcy, insolvency, reorganization, moratorium or similar law effecting creditors' rights generally and to general principals of equity.

                  10.4. The execution and delivery by the Company of this Agreement does not conflict with, constitute a breach of or a default thereunder
(i) any applicable law, or any applicable rule, judgment, order, writ, injunction, or decree of any court; (ii) any applicable rule or regulation of any administrative agency or other governmental authority; (iii) the certificate of incorporation and By-Laws of the Company; (iv) any agreement, indenture, instrument or contract to which the Company is now a party or by which it is bound.

                  10.5. No representation or warranty by the Company in this Agreement and no information in any statement, certificate, exhibit, schedule or other document furnished, or to be furnished by the Company to Cervelle pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to Cervelle, in writing, which materially adversely affects, nor, so far as the Company can now foresee, may adversely effect the business, operations, prospects, properties, assets, profits or condition (financial or otherwise) of the Company.



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         11. DISCLAIMER BY CERVELLE. CERVELLE WILL BE THE PREPARER AND PUBLISHER
OF CERTAIN MATERIALS CONCERNING THE COMPANY. MAKES NO REPRESENTATIONS AND WARRANTIES THAT ITS SERVICES (i) WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY;
(ii) CAUSE THE BID AND/OR ASK PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES TO INCREASE; (iii) WILL CAUSE ANY PERSON TO PURCHASE THE COMPANY'S SECURITIES; OR, (iv) WILL CAUSE ANY PERSON TO LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

         12. CERVELLE CONFIDENTIALITY AGREEMENT. Cervelle acknowledges that during the performance of its duties and obligations pursuant to this Agreement it shall receive information on the Company which is not known to the public; i.e., confidential information. will use the Company's confidential information only for the purposes of fulfilling its duties and obligations under this Agreement and for no other purpose; nor, shall Cervelle disclose to others such confidential information, except to those individuals or entities who are directly involved in Cervelle's performance under this Agreement, each of such individuals or entities having first agreed, in writing, to be bound by the provisions of this paragraph. Cervelle's obligations of confidentiality shall not apply to information (i) known to or owned by Cervelle prior to the date of this Agreement, (ii) developed by Cervelle independent of the Company, (iii) was at the time of disclosure to Cervelle or thereafter became public knowledge through no fault or omission of Cervelle; or, (iv) was lawfully obtained by Cervelle from a third party under no obligation of confidentiality to the Company. Upon completion of its services and upon the Company's written request, all materials, including original documentation, provided by the Company to Cervelle will be returned to the Company. (v) Under this Agreement, Cervelle shall receive information which is not known to the public. The only two individuals from Cervelle that will review this information are the managing partners: David Donlin and Rob M. Karbowsky. All individuals employed by Cervelle will follow strict adherence to the SEC Fair Disclosure Act of 2000.


         13. OWNERSHIP OF MATERIALS. All right, title and interest in and to materials produced by Cervelle under this Agreement shall be and remain the sole and exclusive property of Company.

         14. LIMITATION OF CERVELLE LIABILITY. If Cervelle fails to perform its duties and obligations hereunder, its maximum liability to the Company shall not exceed the lesser of (i) the amount of cash compensation Cervelle has received from the Company under Paragraph 4 of this Agreement; or, (ii) the actual damage suffered by the Company as a result of such non-performance. IN NO EVENT WILL CERVELLE BE LIABLE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CERVELLE, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

         15. MISCELLANEOUS.



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                  15.1. Notices.  Any notice or other communication  required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties addresses are as follows:

         COMPANY:  Peabodys Coffee, Inc.              The Cervelle Group:
                   3845 Atherton Road Ste.9           1912B Lee Road
                   Rocklin, CA 95765                  Orlando, FL 32810
                   916-632-6090 Ext.19                407-295-7878
                   Fax: 916-632-6099                  Fax: 407-290-1376


                  15.2. Entire Agreement. This Agreement represents the entire Agreement between the parties in relation to the subject matter hereof and supersedes all prior agreements between such parties relating to such subject matter.

                  15.3. Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by the party against whom enforcement is sought.

                  15.4. Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

                  1.5.5 Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

                  15.6. Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue shall be Orange County, Florida.

                  15.7. Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

                  15.8. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

                  15.9. Arbitration. Except as to a monetary default by Company hereunder, any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment shall be entered upon an award of a majority of the arbitrators filed in a court of competent jurisdiction and confirmed by such court. Venue for Arbitration proceedings shall be Orange County, Florida. The Parties consent that the costs of arbitration, attorneys' fees of the Parties, together with all other expenses shall be paid as provided in the Arbitration award.



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                  15.10.  Number of  Parties.  The  singular  shall  include the plural and the plural the singular and one gender shall include all genders. As used in this Agreement the term Affiliate means a person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under, control with, the Company.

                  15.11. Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

                  15.12. Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

                   15.13. Reports. For the term of this Agreement Cervelle shall provide Peabodys Coffee, Inc. with a written report every thirty (30) days starting from the execution of this Agreement. This report shall outline the services provided for the previous thirty (30) days and shall be due no later than 15 days after each thirty (30) day period.



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         IN WITNESS  WHEREOF,  the parties have executed  this  Agreement on the date and year first above written.

                                  COMPANY: Peabodys Coffee, Inc.


                                  By:
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                                  Its:
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                                  Date:
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                                  The Cervelle Group
                                  Delaware, LLC


                                  By:
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                                  Its:
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                                  Date:
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